UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2020

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)On December 12, 2019,  the Board of Directors (the “Board”) of BBQ Holdings, Inc. (the “Company”) approved the election of James G. Gilbertson,  as Chief Financial Officer (“CFO”) and Secretary, to be effective January 9, 2020.

Mr. Gilbertson, age 58, formerly served since 2018 as CFO of Bluespire Inc., a digital marketing agency to the healthcare, financial and senior living industries.  From 2016 to 2018 he was the Senior Vice President of the non-profit Educational Credit Management Corporation, a senior loan processing business and CFO at the non-profit Zenith Education Group, Inc., a multi-campus education group.  Mr. Gilbertson was an Executive Business Advisor and Board Member at rareEARTH, an aromatherapy product company from 2014 to 2016.  From 2007 to 2014 he served as CFO of Granite City Food & Brewery LTD., a publicly traded restaurant chain.  From 2005 to 2007, he served as Vice President, Business Development and Cable Distribution, for ValueVision Media, Inc., a publicly traded television home shopping network now named iMedia Brands, Inc.  From 2001 to 2005, Mr. Gilbertson served as CFO of Navarre Corporation, a publicly traded distributor of entertainment products.

Pursuant to the Offer of Employment Letter with Mr. Gilbertson, he shall receive an annual base salary of $225,000.  He will be eligible to receive a signing bonus of $30,000 in two payments provided he is in good standing with the Company at the time of pay out.  50% of the signing bonus will be paid out on the first pay period in March, 2020 while the remaining 50% of the signing bonus will be paid out on the first pay period in July, 2020.    Mr. Gilbertson is eligible for a 2020 performance-based incentive award in the amount of $60,000 and in 2021 and beyond he will be eligible for a performance-based cash incentive award at a target of 35% of annual base salary.    Upon the commencement of his employment, the Company also granted to Mr. Gilbertson a stock option for the purchase of 50,000 shares of common stock under our 2015 Equity Incentive Plan.  The option vests over a four-year period.

Mr. Gilbertson’s employment is on an at-will basis and provides for provisions for termination with and without cause by the Company.  The employment agreement contains other customary terms and conditions.  A copy of the Offer of Employment Letter with Mr. Gilbertson has been filed with this report as Exhibit 10.1 and is incorporated herein by reference.

There are no transactions in which Mr. Gilbertson has an interest requiring disclosure under Item 404(a) of Regulation S-K.  We issued a press release regarding the naming of Mr. Gilbertson as Chief Financial Officer on January 9, 2020, which is attached hereto as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer of Employment Letter to Jim Gilbertson, dated December 17, 2019
99.1	Press Release, dated January 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: January 9, 2020	By:	/s/ Jeff Crivello
Name: Jeff Crivello
Title: Chief Executive Officer